NEWS RELEASE
FOR IMMEDIATE RELEASE

Mackenzie Realty Capital announces the creation of Mackenzie Apartment Communities, Inc. as a stand-alone company

Orinda, Calif., (January 8, 2026) –

Mackenzie Realty Capital, Inc. (“MKZR”) today announced that as of January 1, 2026, its multi-family assets and development property have been contributed to a newly created entity, MacKenzie Apartment Communities, Inc. (“MAC”).  MAC is a separate, stand-alone company focused on developing and owning multi-family properties on the West Coast.  MAC is currently 100% owned by MKZR.

The 4 stabilized properties and one development project now owned by MAC were last appraised as of March 31, 2025.  The newly constructed Aurora at Green Valley has not been appraised yet.  Using the appraised values determined by appraisals plus the total construction cost of Aurora, the MAC Board determined a Net Asset Value (“NAV”) of MAC of $18.10 per share.  The MAC Board has adopted $18.10 per share as the initial NAV.  The appraisals determined a high, a low, and a fair value conclusion for each of the 4 properties; it is worth noting that the NAV could range from a low of $16.46 per share to a high of $19.95 per share using those estimates, but the MAC Board used the fair value conclusion (somewhere in the middle of the range) for each of the appraisals.

Robert Dixon, CEO of MKZR stated “We are extremely excited about the launch of MacKenzie Apartment Communities.  With this vehicle we have several new options.  We could raise money specifically for multi-family assets only; we could merge MAC with another multi-family focused REIT, or we could spin-off the MAC shares to our MKZR shareholders on a 1:1 basis.  MAC has a very clean balance sheet and lot of tailwinds, and we are excited about its future.”

About MacKenzie Realty Capital, Inc.
MacKenzie, founded in 2013, is a West Coast-focused REIT that intends to invest at least 80% of its total assets in real property, and up to a maximum of 20% of its total assets in illiquid real estate securities.  We intend for the real property portfolio to be approximately 50% multifamily and 50% boutique class A office. The current portfolio includes interests 8 office properties plus 100% ownership of its multifamily subsidiary, MacKenzie Apartment Communities, Inc., which has 5 multifamily properties and one multifamily development project.

For more information, please contact MacKenzie at (800) 854-8357. Please visit our website at: http://www.mackenzierealty.com

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, our ability to remain financially healthy, and our expected future growth prospects. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory,” “focus,” “work to,” “attempt,” “pursue,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. For a further discussion of factors that could cause our future results, performance, or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors” in annual reports on Form 10-K and quarterly reports on Form 10-Q that we file with the Securities and Exchange Commission from time to time.

89 Davis Road, Suite 100 • Orinda, California 94563 • Toll-Free (800) 854-8357 • Local (925) 631-9100 • www.mackenzierealty.com